PRESS RELEASE

OM GROUP ANNOUNCES FIRST QUARTER 2013 FINANCIAL RESULTS

Cobalt business divestiture completed; Debt substantially repaid;
Share repurchase program underway; Progress on cost-reduction initiatives

CLEVELAND - May 2, 2013 - OM Group, Inc. (NYSE: OMG) today announced financial results for the first quarter ended March 31, 2013. The Company reported adjusted EBITDA of $35 million, excluding the results of its Advanced Materials cobalt business and charges related to cost-reduction initiatives. As announced on March 29, 2013, the Company completed the sale of its cobalt business, and it subsequently used the proceeds along with cash on-hand to repay $374 million of its debt. The Company recognized a non-cash loss on the sale of $112 million, or $3.49 per diluted share. Excluding the loss on sale, first quarter results of Advanced Materials and charges of $4 million related to cost-reduction initiatives in its other businesses, the Company reported adjusted diluted earnings per share from continuing operations of $0.15. On a GAAP basis, the Company reported a loss from continuing operations of $3.43 per diluted share.

“We made great progress in the first quarter on both our strategic and business objectives,” said Joe Scaminace, Chairman and Chief Executive Officer of OM Group, Inc. “The sale of the cobalt business and debt pay-down strengthens our balance sheet, providing us with the capacity and flexibility to execute our growth strategy. We returned capital to shareholders in the form of share repurchases, and we recently welcomed David Knowles to our management team as President and Chief Operating Officer.

“During the quarter we also made progress on our cost-reduction initiatives, which contributed to our strong EBITDA performance. Overall, we are pleased with our start to the year, and our EBITDA expectation for the full year 2013 remains at $120-$140 million, despite the recent announcement to divest our ultra pure chemicals subsidiaries by June of this year.” The Company's forecast excludes Advanced Materials and charges related to cost reduction initiatives.

The Company ended the quarter with $115 million of cash and $93 million of debt. Cash flow used in operating activities in the quarter was $18 million, including an outflow related to the operations of the cobalt business of $8 million. In the second quarter of 2013, the Company expects to receive an additional $27 million related to the divestiture of Advanced Materials to settle working capital, and $60 million for the sale of the ultra pure chemicals business. In January, the Company announced that the Board of Directors authorized a share repurchase program of up to $50 million of common shares. During the quarter, the Company returned $5 million to shareholders in the form of share repurchases.

First quarter 2013 sales of $364 million were 22 percent lower than in the prior year comparable quarter, primarily due to lower cobalt prices in the Advanced Materials business and lower rare-earth pricing effects in the Magnetic Technologies business. Excluding the Advanced Materials business and the effects of rare-earth pricing, net sales in the 2013 first quarter were $278 million, 3% lower than the first quarter of 2012 but 8% sequentially higher than the fourth quarter of 2012. Magnetic Technologies volumes improved from last quarter, and Battery Technologies achieved record sales. Specialty Chemicals sales levels were down slightly on lower demand caused by weak macroeconomic conditions in certain key end markets.

The Company previously announced a broad range of cost reduction initiatives to improve financial performance and optimize its cost structure. These initiatives are expected to contribute $10-20 million of savings in 2013 at a cost of $15-$20 million, and will better position the Company for expanded profitability as macroeconomic conditions improve. During the first quarter of 2013, the Company realized benefits of $2 million from these initiatives.

Mr. Scaminace concluded, “This is an exciting time at OM Group. We are confident in our ability to grow our three value-added platforms, which all have attractive organic and strategic growth paths. And we have the financial capacity and discipline to continue to invest in our future while at the same time returning capital to shareholders. We are well-positioned to execute our strategy and create long-term shareholder value.”

Webcast Information

OM Group has scheduled a conference call and live audio broadcast on the Web for 10 AM EST today. Investors may access the live audio broadcast by logging on to http://investor.omgi.com. A copy of management's presentation materials will be available on OMG's website before the call. The company recommends visiting the website at least 15 minutes prior to the webcast to download and install any necessary software. A webcast audio replay will be available on the “Investor Relations - Presentations” page of the company's website three hours after the call.

About OM Group

OM Group is a technology-based industrial growth company serving attractive global markets, including automotive systems, electronic devices, aerospace, industrial and renewable energy. Its business platforms use innovative technologies and expertise to address customers' complex applications and demanding requirements. For more information, visit the Company's website at www.omgi.com.

Forward-Looking Statements

The foregoing discussion may include forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions and are subject to uncertainties and factors relating to the company's operations and business environment, all of which are difficult to predict and many of which are beyond the control of the company. These uncertainties and factors could cause actual results of the company to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. Such uncertainties and factors include; uncertainty in worldwide economic conditions; extended business interruption at our facilities; fluctuations in the price and uncertainties in the supply of rare earth materials and other raw materials; our ability to identify, complete and integrate acquisitions aligned with our strategy;

changes in effective tax rates or adverse outcomes resulting from examination of our income tax returns; the majority of our operations are outside the United States, which subjects us to risks that may adversely affect our operating results; level of returns on pension plan assets and changes in the actuarial assumptions; the majority of our cash is generated and held outside the United States; the timing and amount of common share repurchases, if any; fluctuations in foreign exchange rates; unanticipated costs or liabilities for compliance with environmental regulation; changes in environmental, health and safety regulatory requirements; technological changes in our industry or in our customers' products; our ability to adequately protect or enforce our intellectual property rights; disruption of our relationship with key customers or any material adverse change in their businesses; successful execution of the GTL supply agreement signed in connection with the Advanced Materials sale; and the risk factors set forth in Part 1, Item 1a of our Annual Report on Form 10-K for the year ended December 31, 2012.

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OM Group Contact: Rob Pierce, Vice President, Finance, +1.216.263.7489

OM Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets

	March 31, 2012	December 31, 2012
(In thousands)
ASSETS
Current assets
Cash and cash equivalents	$115,229	$227,612
Accounts receivable, net	165,250	174,613
Inventories	263,371	463,093
Other current assets	53,355	74,258
Total current assets	597,205	939,576
Property, plant and equipment, net	342,385	496,755
Goodwill	429,440	543,269
Intangible assets, net	411,838	429,672
Other non-current assets	60,702	90,155
Total assets	$1,841,570	$2,499,427

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$8,750	$13,309
Accounts payable	82,058	128,381
Purchase price of VAC payable to seller	75,397	75,351
Other current liabilities	126,732	162,204
Total current liabilities	292,937	379,245
Long-term debt	83,750	454,054
Deferred income taxes	108,725	121,451
Pension liabilities	226,738	233,823
Purchase price of VAC payable to seller	11,266	11,259
Other non-current liabilities	50,354	55,446
Stockholders’ equity:
Total OM Group, Inc. stockholders’ equity	1,067,800	1,206,710
Noncontrolling interests	—	37,439
Total equity	1,067,800	1,244,149
Total liabilities and equity	$1,841,570	$2,499,427

OM Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
	Three Months Ended March 31,
	2013	2012
Net sales	$364,254	$466,179
Cost of goods sold	287,561	366,869
Gross profit	76,693	99,310
Selling, general and administrative expenses	62,653	64,874
Operating profit	14,040	34,436
Other income (expense):
Interest expense	(8,269)	(12,212)
Interest income	67	152
Foreign exchange gain (loss)	(2,344)	(5,021)
Loss on divestiture of Advanced Materials business	(111,546)	—
Other, net	(756)	(291)
Income (loss) from continuing operations before income tax expense	(108,808)	17,064
Income tax expense	(2,581)	(5,080)
Income (loss) from continuing operations, net of tax	(111,389)	11,984
Income (loss) from discontinued operations, net of tax	(73)	(136)
Consolidated net income (loss)	(111,462)	11,848
Net (income) loss attributable to noncontrolling interests	1,749	101
Net income (loss) attributable to OM Group, Inc. common stockholders	$(109,713)	$11,949
Earnings per common share — basic:
Income (loss) from continuing operations attributable to OM Group, Inc.
common stockholders	$(3.43)	$0.38
Income (loss) from discontinued operations attributable to OM Group, Inc.
common stockholders	(0.01)	(0.01)
Net income (loss) attributable to OM Group, Inc. common
stockholders	$(3.44)	$0.37
Earnings per common share — assuming dilution:
Income (loss) from continuing operations attributable to OM Group, Inc.
common stockholders	$(3.43)	$0.38
Income (loss) from discontinued operations attributable to OM Group, Inc.
common stockholders	(0.01)	(0.01)
Net income (loss) attributable to OM Group, Inc. common
stockholders	$(3.44)	$0.37
Weighted average shares outstanding
Basic	31,928	31,874
Assuming dilution	31,928	$32,032
Amounts attributable to OM Group, Inc. common stockholders:
Income (loss) from continuing operations, net of tax	$(109,640)	$12,085
Income (loss) from discontinued operations, net of tax	(73)	$(136)
Net income (loss)	$(109,713)	$11,949

OM Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
	Three Months Ended March 31,
(In thousands)	2013	2012
Operating activities
Consolidated net income (loss)	$(111,462)	$11,848
Adjustments to reconcile consolidated net income (loss) to net cash used for operating activities:
(Income) loss from discontinued operations	73	136
Depreciation and amortization	22,705	22,149
Amortization of deferred financing fees	1,050	1,370
Share-based compensation expense	1,582	2,407
Loss on divestiture of Advanced Materials business	111,546	—
Foreign exchange (gain) loss	2,344	5,021
Other non-cash items	8,607	4,907
Changes in operating assets and liabilities, excluding the effect of divestitures
Accounts receivable	(19,055)	(27,481)
Inventories	(2,200)	9,672
Accounts payable	(13,589)	(38,936)
Other, net	(19,935)	(4,668)
Net cash used for operating activities	(18,334)	(13,575)
Investing activities
Expenditures for property, plant and equipment	(14,389)	(10,818)
Proceeds from divestiture of Advanced Materials business	302,086	—
Proceeds from sale of property	—	5,138
Net cash provided by (used for) investing activities	287,697	(5,680)
Financing activities
Payments of long-term debt	(374,038)	(5,419)
Payment related to surrendered shares	(554)	(254)
Share repurchases	(4,982)	—
Net cash used for financing activities	(379,574)	(5,673)
Effect of exchange rate changes on cash	(2,172)	2,690
Cash and cash equivalents
Increase (decrease) in cash and cash equivalents	(112,383)	(22,238)
Balance at the beginning of the period	227,612	292,146
Balance at the end of the period	$115,229	$269,908

OM Group, Inc. and Subsidiaries
Unaudited Segment Information

	Three Months Ended March 31,
(In thousands)	2013	2012
Net Sales
Magnetic Technologies	$137,149	$190,491
Battery Technologies	41,034	37,032
Specialty Chemicals	99,822	105,913
Advanced Materials	86,438	132,973
Intersegment items	(189)	(230)
	$364,254	$466,179

Operating profit (loss)
Magnetic Technologies (a)(b)	$6,359	$13,903
Battery Technologies (a)	8,319	5,655
Specialty Chemicals (c)	6,949	13,521
Advanced Materials	1,746	11,111
Corporate	(9,333)	(9,754)
	$14,040	$34,436

(a) The three months ended March 31, 2013 include charges related to cost-reduction initiatives of $3.9 million and $0.2 million in Magnetic Technologies and Battery Technologies, respectively.
(b) The three months ended March 31, 2012 include inventory step-up charges of $15.7 million resulting from purchase accounting for the VAC acquisition. (c) The three months ended March 31, 2012 include a $2.9 million property sale gain.

OM Group, Inc. and Subsidiaries
Unaudited Non-U.S. GAAP Financial Measures, Adjusted Operating Profit and Adjusted EBITDA

Three Months Ended March 31, 2013
(in thousands)	Magnetic Technologies	Battery Technologies	Specialty Chemicals	Corporate	Subtotal	Advanced Materials	Consolidated
Operating profit - as reported	$6,359	$8,319	$6,949	$(9,333)	$12,294	$1,746	$14,040
Charges related to cost reduction initiatives	3,856	168	38	—	4,062	—	4,062
Adjusted operating profit	10,215	8,487	6,987	(9,333)	16,356	1,746	18,102
Depreciation and amortization	10,765	2,503	5,173	61	18,502	4,203	22,705
Adjusted EBITDA	20,980	10,990	12,160	(9,272)	34,858	5,949	40,807

Three Months Ended March 31, 2012
(in thousands)	Magnetic Technologies	Battery Technologies	Specialty Chemicals	Corporate	Subtotal	Advanced Materials	Consolidated
Operating profit - as reported	$13,903	$5,655	$13,521	$(9,754)	$23,325	$11,111	$34,436
VAC inventory purchase accounting step-up charges	15,728	—	—	—	15,728	—	15,728
Gain on sale of property	—	—	(2,857)	—	(2,857)	—	(2,857)
Adjusted operating profit	29,631	5,655	10,664	(9,754)	36,196	11,111	47,307
Depreciation and amortization	10,212	2,502	5,096	115	17,925	4,224	22,149
Adjusted EBITDA	$39,843	$8,157	$15,760	$(9,639)	$54,121	$15,335	$69,456

In order to assist readers of our financial statements in understanding the operating results that the Company's management uses to evaluate the business, we are providing adjusted operating profit and adjusted EBITDA, both of which are non-U.S. GAAP financial measures. The Company's management believes that these are important metrics in evaluating the performance of the Company's business, providing a baseline for evaluating and comparing our operating results and isolating the impact of certain items on our results. The table above presents a reconciliation of the Company's U.S. GAAP operating profit - as reported to adjusted operating profit and adjusted EBITDA. The non-U.S. GAAP financial information set forth in the table above should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.

OM Group, Inc. and Subsidiaries
Unaudited Non-U.S. GAAP Financial Measures
	Three Months Ended		Three Months Ended
	March 31, 2013		March 31, 2012
(in thousands, except per share data)	$	Diluted EPS	$	Diluted EPS
Income (loss) from continuing operations attributable to OM Group, Inc. common stockholders - as reported	$(109,640)	$(3.43)	$12,085	$0.38

VAC inventory purchase accounting step-up and lower of cost or market charges	—	—	15,728	0.49

Gain on sale of property	—	—	(2,857)	(0.09)

Loss on Advanced Materials divestiture	111,546	3.49	—	—

Charges related to cost reduction initiatives	4,062	0.13	—	—

Tax effect of special items	(576)	(0.02)	(4,856)	(0.15)

Adjusted income from continuing operations attributable to OM Group, Inc. common stockholders	5,392	0.17	20,100	0.63

Exclude: Operating results from divested Advanced Materials business, net of tax	570	0.02	6,432	0.20

Adjusted income from continuing operations attributable to OM Group, Inc. common stockholders - pro forma excluding Advanced Materials	4,822	0.15	13,668	0.43

Weighted average shares outstanding - diluted - as reported (a)		31,928		32,032

(a) On a Non-GAAP basis for 2013, because the adjusted results are net income vs. net loss on a GAAP basis, weighted average shares outstanding are 32,089. In this case, there is no change to the $0.15 Diluted EPS, adjusted pro forma.

In order to assist readers of our financial statements in understanding the operating results that the Company's management uses to evaluate the business, we are providing adjusted income from continuing operations attributable to OM Group, Inc. common stockholders and adjusted earnings per common share attributable to OM Group, Inc. common stockholders - assuming dilution, both of which are non-U.S. GAAP financial measures. We are also providing the amounts as pro forma adjusted to exclude the results of the divested Advanced Materials business. The Company's management believes that these are important metrics in evaluating the performance of the Company's business, providing a baseline for evaluating and comparing our operating results and isolating the impact of certain items on our results. The table above presents a reconciliation of the Company's U.S. GAAP income from continuing operations attributable to OM Group, Inc. common stockholders - as reported to adjusted income from continuing operations attributable to OM Group, Inc. common stockholders and earnings per common share attributable to OM Group, Inc. common stockholders - assuming dilution, adjusted for both special items as identified in the table and to exclude the results of the divested Advanced Materials business. The non-U.S. GAAP financial information set forth in the table above should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.